SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 16, 2003

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-11521	23-1701520

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Country View Road, Malvern, Pennsylvania	19355

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 647-5930

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 16, 2003 entitled SCT Announces Financial Results for the Third Quarter of Fiscal Year 2003.

99.2	Certain Information Discussed During July 16, 2003 Conference Call.

Item 9. Regulation FD Disclosure.

     This Current Report on Form 8-K is being furnished pursuant to Item 12. See “Item 12. Results of Operations and Financial Condition” below.

Item 12. Results of Operations and Financial Condition.

     On July 16, 2003, Systems & Computer Technology Corporation, a Delaware corporation (the “Company”), issued a press release reporting financial results for its third quarter ended June 30, 2003. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     On July 16, 2003, the Company held a broadly accessible conference call with investors to discuss the Company’s financial results announced in the press release issued on July 16, 2003. Certain information discussed during the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

     The disclosures by the Company during the conference call included one or more “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to certain of these non-GAAP financial measures, the press release disclosed the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) as well as a reconciliation of each non-GAAP financial measure disclosed in the press release to the most directly comparable GAAP financial measure. With respect to the additional non-GAAP financial measures disclosed in the conference call, the Company disclosed during the conference call the most directly comparable GAAP financial measure and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. All of these non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 22, 2003	By:	Systems & Computer Technology Corporation

Eric Haskell
Executive Vice President, Finance &
Administration, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 16, 2003 entitled SCT Announces Financial Results for the Third Quarter of Fiscal Year 2003.

99.2	Certain Information Discussed During July 16, 2003 Conference Call.